UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2023

MEDICINOVA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33185	33-0927979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4275 EXECUTIVE SQUARE, SUITE 300, LA JOLLA, CA	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 373-1500

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.001 par value	MNOV	The Nasdaq Stock Market LLC
(Title of each class)	(Trading symbol(s))	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 15, 2023, MediciNova, Inc. (the “Company”) received a letter (the “Audit Committee Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, due to Jeff Himawan, Ph.D. not standing for re-election as a Class I director of the Company at the Company’s 2023 annual meeting of stockholders held on June 13, 2023 (the “Annual Meeting”), the Company was no longer in compliance with Nasdaq Listing Rule 5605(c)(2)(A) (the “Audit Committee Listing Rule”), which requires the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of the Company to be composed of at least three members, each of whom must meet independence requirements under the Nasdaq Listing Rules and the Securities Exchange Act of 1934, as amended (the “ Exchange Act”).

Further, on June 22, 2023, the Company received a letter (the “Independent Board Notice”) from Nasdaq notifying the Company that, due to Dr. Himawan not standing for re-election as a Class I director of the Company at the Annual Meeting, the Company was no longer in compliance with Nasdaq Listing Rule 5605(b)(1) (the “Independent Board Listing Rule”), which requires a majority of the Board to be composed of “independent directors” within the meaning of the Nasdaq Listing Rules.

As previously reported, Dr. Himawan did not stand for re-election at the Annual Meeting. As a result, the Board is currently comprised of two independent directors, two non-independent directors and one vacancy, and the Audit Committee is currently comprised of two independent directors and one vacancy.

Consistent with Nasdaq Listing Rules 5605(b)(1)(A) and 5605(c)(4), the Independent Board Notice and Audit Committee Notice provide that the Company is eligible for a cure period in which to regain compliance with the applicable Listing Rules. The Company will have until (i) the earlier of the Company’s next annual stockholders meeting or June 13, 2024, or (ii) if the next annual stockholders meeting is held before December 11, 2023, then the Company must evidence compliance no later than December 11, 2023.

The Company intends to appoint an additional independent director to the Board and the Audit Committee as soon as practicable and prior to the expiration of this cure period. Neither the Audit Committee Notice nor the Independent Board Notice has an immediate effect on the listing or trading of the Company’s common stock, which will continue to be listed and traded on the Nasdaq Global Market under the symbol “MNOV.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINOVA, INC.

	By:	/s/ Yuichi Iwaki
Yuichi Iwaki President and Chief Executive Officer

Date: June 22, 2023